Avidity Biosciences Announces Pricing of Upsized Public Offering of Common Stock SAN DIEGO, August 14, 2024 /PRNewswire/ – Avidity Biosciences, Inc. (Nasdaq: RNA), a biopharmaceutical company committed to delivering a new class of RNA therapeutics called Antibody Oligonucleotide Conjugates (AOCs™), today announced the pricing of its upsized underwritten public offering of 7,320,000 shares of its common stock at a price to the public of $41.00 per share. All of the shares to be sold in the offering are to be sold by Avidity. The gross proceeds to Avidity from the offering, before deducting the underwriting discounts and commissions and other offering expenses, are expected to be approximately $300.1 million. The offering is expected to close on or about August 16, 2024, subject to the satisfaction of customary closing conditions. In addition, Avidity has granted the underwriters a 30-day option to purchase up to an additional 1,098,000 shares of common stock. Avidity intends to use the net proceeds from this offering, together with its existing cash, cash equivalents and marketable securities, to fund the development of its clinical programs, to advance research and development associated with its AOC platform and for working capital and general corporate purposes. Leerink Partners, TD Cowen, Cantor, Barclays and Wells Fargo Securities are acting as joint bookrunning managers for the offering. Raymond James, Chardan and Needham & Company are acting as co-managers for the offering. The securities described above are being offered by Avidity pursuant to a shelf registration statement that became automatically effective upon filing with the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus relating to this offering were filed with the SEC and a final prospectus supplement relating to the offering will be filed with the SEC. The offering may be made only by means of a prospectus supplement and accompanying prospectus. When available, copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained from: Leerink Partners LLC c/o Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, or by telephone at (800) 808- 7525 ext. 6105, or by email at syndicate@leerink.com, TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, by telephone at (855) 495-9846, or by email at TD.ECM_Prospectus@tdsecurities.com, Cantor Fitzgerald & Co., Attention: Capital Markets, 110 East 59th Street, 6th Floor, New York, New York 10022, or by email at prospectus@cantor.com, Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by telephone at (888) 603-5847, or by email at Barclaysprospectus@broadridge.com, or Wells Fargo Securities, LLC, 90 South 7th Street, 5th Floor, Minneapolis, MN 55402, by telephone at (800) 645-3751 (option #5), or by email at Exhibit 99.2

WFScustomerservice@wellsfargo.com. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. About Avidity Avidity Biosciences, Inc.’s mission is to profoundly improve people's lives by delivering a new class of RNA therapeutics - Antibody Oligonucleotide Conjugates (AOCs™). Avidity is revolutionizing the field of RNA with its proprietary AOCs, which are designed to combine the specificity of monoclonal antibodies with the precision of oligonucleotide therapies to address targets and diseases previously unreachable with existing RNA therapies. Utilizing its proprietary AOC platform, Avidity demonstrated the first-ever successful targeted delivery of RNA into muscle and is leading the field with clinical development programs for three rare muscle diseases: myotonic dystrophy type 1 (DM1), Duchenne muscular dystrophy (DMD) and facioscapulohumeral muscular dystrophy (FSHD). Avidity is broadening the reach of AOCs with its advancing and expanding pipeline including programs in cardiology and immunology through internal discovery efforts and key partnerships. Avidity is headquartered in San Diego, CA. Forward-Looking Statements Avidity cautions readers that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding Avidity’s expectations of the market conditions and the satisfaction of customary closing conditions related to the public offering, the expected closing of the offering and the anticipated use of proceeds therefrom. The inclusion of forward-looking statements should not be regarded as a representation by Avidity that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, as well as risks and uncertainties inherent in Avidity’s business described in prior press releases and in filings with the SEC, including under the heading “Risk Factors” in Avidity’s most recent annual report on Form 10-K and any subsequent filings with the SEC. Avidity cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Avidity undertakes no obligation to update such statements to reflect events that occur or circumstances that arise after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Company Contact: Mike MacLean (619) 837-5014 investors@aviditybio.com